Exhibit 1.2(A)



                  CATERPILLAR FINANCIAL ASSET TRUST 1996-A

              CLASS A-1 5.418% MONEY MARKET ASSET BACKED NOTES
                     CLASS A-2 5.90% ASSET BACKED NOTES
                     CLASS A-3 6.30% ASSET BACKED NOTES

                 CATERPILLAR FINANCIAL FUNDING CORPORATION

                        NOTE UNDERWRITING AGREEMENT
                        ---------------------------


                                May 15, 1996



Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
  As Representative of the
  Several Underwriters
250 Vesey Street, 15th Floor
New York, New York 10281


Ladies and Gentlemen:

          1.   Introductory. Caterpillar Financial Funding Corporation, a
               ------------
Nevada corporation (the "Seller"), proposes to cause Caterpillar Financial
                         ------
Asset Trust 1996-A (the "Trust") to issue and sell $85,000,000 aggregate
                         -----
principal amount of Class A-1 5.418% Money Market Asset Backed Notes (the "Class A-1 Notes"), $139,000,000 aggregate principal amount of Class A-2
 ---------------
5.90% Asset Backed Notes (the "Class A-2 Notes") and $133,021,000 aggregate
                               ---------------
principal amount of Class A-3 6.30% Asset Backed Notes (the "Class A-3
                                                             ---------
Notes", and together with the Class A-2 Notes and the Class A-3 Notes, the
- -----
"Notes") to the several underwriters named in Schedule I hereto (the
 -----
"Underwriters"), for whom you are acting as representative (the
 ------------
"Representative").  The assets of the Trust will include, among other
 --------------
things, a pool of fixed rate retail installment sale contracts (the "Receivables") secured by new and used machinery manufactured primarily by
 -----------
Caterpillar Inc. ("Caterpillar"), including rights to receive certain
                   -----------
payments with respect to such Receivables, and security interests in the machinery financed by the Receivables (the "Financed Equipment"), and the
                                            ------------------
proceeds thereof. The Receivables will be sold to the Trust by the Seller. The Receivables will be serviced for the Trust by Caterpillar Financial Services Corporation, a Delaware corporation (the "Servicer" or "CFSC").
                                                   --------      ----
The Notes will be issued pursuant to the Indenture to be dated as of May 1, 1996 (as amended and supplemented from time to time, the "Indenture"),
                                                          ---------
between the Trust and The First National Bank of Chicago, a national banking association (the "Indenture Trustee").
                          -----------------

          Simultaneously with the issuance and sale of the Notes as contemplated herein, the Trust will issue $14,876,157 aggregate principal amount of 6.55% Asset Backed Certificates (the "Certificates"), each
                                                ------------
representing a fractional undivided interest in the Trust, which will be sold pursuant to an underwriting agreement (the "Certificate Underwriting
                                                 ------------------------
Agreement"; together with this Underwriting Agreement, the "Underwriting
- ---------                                                   ------------
Agreements") among the Seller, CFSC and the underwriters named in Schedule
- ----------
I thereto. The Notes and the Certificates are sometimes referred to collectively herein as the "Securities".
                            ----------

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Sale and Servicing Agreement to be dated as of May 1, 1996 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller and the
     ------------------ ---------
Servicer or, if not defined therein, in the Indenture or the Trust Agreement to be dated as of May 1, 1996 (as amended and supplemented from time to time, the "Trust Agreement"), between the Seller and Chemical Bank
                   ---------------
Delaware, a Delaware banking corporation as owner trustee under the Trust Agreement (the "Owner Trustee").
                -------------

          2.   Representations and Warranties of the Seller.  The Seller
               --------------------------------------------
represents and warrants to and agrees with each Underwriter that:

          (a) The Seller meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the
                                             ---
Securities and Exchange Commission (the "Commission") a registration
                                         ----------
statement (Registration No. 333-2988) on such Form, including a prospectus and a form of prospectus supplement, for registration under the Act of the offering and sale of the Securities. The Seller may have filed one or more amendments thereto, each of which amendments has previously been furnished to the Representative. The Seller will also file with the Commission a prospectus supplement in accordance with Rule 424(b) under the Act. The Seller has included in the Registration Statement, as amended at the Effective Date (as hereinafter defined), all information required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, the registration statement as amended, the form of prospectus supplement, and any prospectuses or prospectus supplements filed pursuant to Rule 424(b) under the Act relating to the Securities shall, except to the extent that the Representative shall agree in writing to a modification, be in all substantive respects in the form furnished to the Representative prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus supplement which has previously been furnished to the

Representative) as the Seller has advised the Representative, prior to the Execution Time, will be included or made therein.

          For purposes of this Agreement, "Effective Time" means the date
                                           --------------
and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time.
                 --------------
"Execution Time" shall mean the date and time that this Agreement is
 --------------
executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, and including the exhibits thereto and any material incorporated by reference therein (including any Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets (as defined in Section 4(b) of this Agreement) filed on Form 8-K), is hereinafter referred to as the "Registration Statement," and any
                                   ----------------------
prospectus supplement (the "Prospectus Supplement") relating to the
                            ---------------------
Securities, as filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act is, together with the prospectus filed as part of the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) being hereinafter referred to as the "Basic Prospectus"), hereinafter referred to as the "Prospectus".
 ----------------                                    ----------
"Preliminary Prospectus" means any preliminary prospectus to the Prospectus
 ----------------------
which describes the Securities and the offering thereof and which is used prior to the filing of the Prospectus. "Rule 424" refers to such rule
                                         --------
under the Act. Any reference herein to the Registration Statement, the Prospectus or any Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the
              ------------
Registration Statement or the issue date of the Prospectus or any Prospectus Supplement, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration
       -----    ---------      ----------
Statement, the Prospectus or any Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus or any Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.

          (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus was first filed and on the Closing Date (as defined below), the Prospectus and any Prospectus Supplement did or will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the
                                        -------------------
respective rules and regulations of the Commission thereunder (the "Rules
                                                                    -----
and Regulations") and of the Employee Retirement Income Security Act
- ---------------
of 1974, as amended ("ERISA").  On the Effective Date, the Registration
                      -----
Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus, together with any Prospectus Supplement, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no
                      --------  -------
representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through the Representative specifically for use in connection with preparation of the Registration Statement or the Prospectus. As of the Closing Date, the Seller's representations and warranties in the Sale and Servicing Agreement and the Trust Agreement will be true and correct.

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders' equity, results of operations, regulatory status or business prospects of the Seller or CFSC, and (ii) neither the Seller nor CFSC has entered into any transaction or agreement (whether or not in the ordinary course of business) material to it that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Securities, other than as set forth or contemplated in the Prospectus.

          (d) The computer tape of the Receivables created as of May 1, 1996, and made available to the Representative by the Servicer, was complete and accurate as of the date thereof and includes a description of the Receivables that are described in Schedule A to the Sale and Servicing Agreement.

          (e) Each of the Seller and CFSC is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is qualified to transact business in and is in good standing under the laws of each state in which its activities require such qualification, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

          (f) This Agreement has been duly authorized, executed and delivered by each of the Seller and CFSC.

          (g) On the date of this Agreement and on the Closing Date, the representations and warranties of CFSC and the Seller in the Purchase Agreement and the Sale and Servicing Agreement with respect to the Receivables will be true and correct.

          (h) CFSC's assignment and delivery of the Receivables to the Seller as of the Closing Date will vest in the Seller all of CFSC's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          (i) The Seller's assignment and delivery of the Receivables to the Trust as of the Closing Date will vest in the Trust all of the Seller's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          (j) The Trust's assignment of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          3.   Purchase, Sale, and Delivery of the Notes.  On the basis of
               -----------------------------------------
the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, (a) at a purchase price of 99.85% of the principal amount thereof, the respective principal amount of the Class A-1 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (b) at a purchase price of 99.76875% of the principal amount thereof, the respective principal amount of the Class A-2 Notes set forth opposite the name of such Underwriter in Schedule I hereto and (c) at a purchase price of 99.671875% of the principal amount thereof, the respective principal amount of the Class A-3 Notes set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Notes shall be made at the office of Orrick, Herrington & Sutcliffe, 666 Fifth Avenue, New York, New York 10103 on May 22, 1996 (the "Closing Date"). Delivery of the Notes shall be made against payment
      ------------
of the purchase price in immediately available funds drawn to the order of the Seller. The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of
                           ---
the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances set forth in the Indenture.

          4.   Offering by Underwriters.  (a) It is understood that  the
               ------------------------
Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

          (b) Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets in connection with its offering of the Notes, subject to the following conditions:

               (i) MLPF&S shall have complied with the requirements of the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset corporation, as made applicable to other issuers and underwriters by the Commission in the response to the request of the Public Securities Association, dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), the requirements of the no-action letter, dated
 -----------------
February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter") and the requirements of the no-action
                  ----------
letter, dated April 5, 1996, issued by the Commission to Greenwood Trust Company (the "Greenwood Letter" and together with the Kidder/PSA Letter and
              ----------------
the PSA Letter, the "No-Action Letters").
                     -----------------

               (ii) For purposes hereof, "Computational Materials" shall
                                          -----------------------
have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of MLPF&S. For purposes hereof, "ABS Term Sheets", "Structural Term Sheets" and
                  ---------------    ----------------------
"Collateral Term Sheets" shall have the meanings given such terms in the
 ----------------------
PSA Letter but shall include only those ABS Term Sheets, Structural Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of MLPF&S.

               (iii) All Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend substantially in the form attached hereto as Exhibit A. The Seller shall have the right to require specific legends or notations to appear on any Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (iii) will be satisfied if all Computational Materials, ABS Term Sheets,

Structural Term Sheets and Collateral Term Sheets referred to herein bear a legend in a form previously approved in writing by the Seller.

               (iv) MLPF&S shall have provided the Seller with representative forms of all Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Seller for use by MLPF&S. MLPF&S shall have provided to the Seller, for filing on Form 8-K as provided in Section 5(n), copies (in such format as required by the Seller) of all Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. MLPF&S may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets described in this subsection (iv) shall have been provided to the Seller not later than 10:00 a.m. (New York City time) not less than one business day before filing thereof is required to be made with the Commission pursuant to the No-Action Letters. MLPF&S shall have not provided to any investor or prospec-tive investor in the Notes any Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets on or after the day on which Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets are required to be provided to the Seller pursuant to this subsection (iv) (other than copies of Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets previously submitted to the Seller in accordance with this subsection (iv) for filing pursuant to Section 5(n)), unless such Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

               (v) All information included in the Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets shall have been generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus as set forth therein; provided that the Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets may have included information based on alternative methodologies or assumptions if specified therein. If any Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets that are required to be filed were based on assumptions with respect to the Receivables that differ from the final Receivables information in any material respect or on Note structuring terms that were revised in any material respect prior to the printing of the Prospectus, MLPF&S shall have prepared revised Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets, as the case may be, based on the final Receivables information and structuring assumptions, shall have circulated such revised Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets to all recipients of the preliminary versions thereof that indicated orally to MLPF&S they would purchase all or any portion of the Notes, and shall have included such revised Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets (marked, "as revised") in the materials delivered to the Seller pursuant to subsection (iv) above.

               (vi) The Seller shall not be obligated to file any Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets that have been determined to contain any material error or omission, provided that, at the request of MLPF&S, the Seller will file Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _______" and accompanied by corrected ABS Term Sheets that are marked, "supersedes material previously dated _______, as corrected." If, within the period during which the Prospectus relating to the Notes is required to be delivered under the Act, any Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets are determined, in the reasonable judgment of the Seller or MLPF&S, to contain a material error or omission, MLPF&S shall prepare a corrected version of such Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets, shall circulate such corrected Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets, as the case may be, to all recipients of the prior versions thereof that either indicated orally to MLPF&S they would purchase all or any portion of the Notes, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets (marked, "as corrected") to the Seller for filing with the Commission in a subsequent Form 8-K submission (subject to the Seller's obtaining an accountant's comfort letter in respect of such cor-rected Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets, which shall be at the expense of the Seller).

               (vii) MLPF&S shall be deemed to have represented as of the Closing Date, that, except for Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets provided to the Seller pursuant to subsection (iv) above, MLPF&S did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Com-mission in accordance with the No-Action Letters.

               (viii) In the event of any delay in the delivery by MLPF&S to the Seller of all Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets required to be delivered in accordance with subsection (iv) above, or in the delivery of the accoun-tant's comfort letter in respect thereof pursuant to Section 5(n), the Seller shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Seller to comply with its agreement set forth in Section 5(n) to file the Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets by the time specified therein.

          5.   Covenants of the Seller.  The Seller covenants and agrees
               -----------------------
with each of the Underwriters that:

          (a) Immediately following the execution of this Agreement, the Seller will prepare a Prospectus Supplement setting forth the amount of Securities covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Securities are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Seller deems appropriate and shall furnish a copy to the Representative in accordance with Section 5(b) of this Agreement. The Seller will transmit the Prospectus including such Prospectus Supplement to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 424(b). The Seller will advise the Representative promptly of any such filing pursuant to Rule 424(b).

          (b) Prior to the termination of the offering of the Notes, the Seller will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Seller has furnished the Representative with a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

          (c) The Seller will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the Prospectus, and will not effect such amendment or supplement without the Representative's consent, which consent will not unreasonably be withheld; the Seller will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller will also advise the Representative promptly of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

          (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective Rules and Regulations thereunder, the Seller promptly will notify the Representative and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the first sentence of paragraph (b) of this Section 5, an amendment or supplement that will correct such statement or omission, or effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of any Underwriter hereunder.

          (e) As soon as practicable, but not later than fourteen months after the original effective date of the Registration Statement, the Seller will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Act.

          (f) The Seller will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus or prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

          (g) The Seller will assist the Representative in arranging for the qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States, or as necessary to qualify for the Euroclear System or Cedel Bank, societe anonyme, as the Representative designates and will continue to assist the Representative in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Seller nor CFSC shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

          (h) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Owner Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Owner Trustee or the Indenture Trustee.

          (i) So long as any of the Notes are outstanding, the Seller will furnish to the Representative (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority which is otherwise publicly available, as the Representative may reasonably request.

          (j) On or before the Closing Date, the Seller shall cause the computer records of the Seller and the Servicer relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date neither the Seller nor the Servicer shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

          (k) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

          (l) For the period beginning on the date of this Agreement and ending seven days after the Closing Date, unless waived by the Underwriters, none of the Seller, CFSC or any trust originated, directly or indirectly, by the Seller or CFSC will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to fixed rate retail installment sale contracts secured by equipment similar to the Financed Equipment.

          (m)  The Seller and CFSC each will deliver to the

Representative, all opinions, certificates and other documents or information delivered to the Owner Trustee and the Indenture Trustee at the time such opinions, certificates and other documents or information are delivered to the Owner Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement and the Purchase Agreement with respect to perfection and priority of CFSC's interest in the Receivables.

          (n) The Seller will file with the Commission a report on Form 8-K setting forth all Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets provided to the Seller by MLPF&S and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters. The Seller shall file any corrected ABS Term Sheets, Structural Term Sheets or Collateral Term Sheets described in Subsection 4(b)(vi) as soon as practicable following receipt thereof.

          6.   Payment of Expenses.  The Seller will pay all expenses
               -------------------
incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Notes to the Underwriters, (iii) the fees and disbursements of the Seller's counsel and accountants, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(g), including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the Preliminary Prospectus and of each amendment or supplement thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Notes, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and (ix) the fees and expenses of Orrick, Herrington & Sutcliffe in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 7(f) hereof.

          7.   Conditions of the Obligations of the Underwriters.  The
               -------------------------------------------------
obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of officers of the Seller made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

          (a) The Registration Statement shall have become effective prior to the Execution Time, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Representative, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

          (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.

          (c) On or prior to the date of this Agreement and on or prior to the Closing Date, the Representative shall have received a letter or letters, dated as of the date of this Agreement and as of the Closing Date, respectively, of Price Waterhouse, independent public accountants, substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and substance satisfactory to the Representative and its counsel.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller or the Servicer which, in the judgment of the Underwriters, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of Caterpillar or CFSC on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

          (e) The Representative shall have received opinions of Nancy L. Snowden, General Counsel of CFSC, Orrick, Herrington & Sutcliffe and Tuke, Yopp & Sweeney, counsel to CFSC, the Seller and the Trust and such other counsel acceptable to the Underwriters addressed to the Representative, the Owner Trustee and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, substantially to the effect that:

          (i) CFSC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under the Underwriting Agreements, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Custodial Agreement and had at all times, and now has, the power, authority and legal right to acquire, own and sell the Receivables.

          (ii) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with full corporate power and authority to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under the Underwriting Agreements, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Custodial Agreement and had at all times, and now has, the power, authority and legal right to acquire, own and sell the Receivables.

          (iii) CFSC is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Owner Trustee or the Indenture Trustee, except as may be required under state securities or Blue Sky laws of various jurisdictions.

          (iv) The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would have a material adverse effect on the Receivables as a whole, except as may be required under state securities or Blue Sky laws of various jurisdictions.

          (v) The direction by the Seller to the Owner Trustee to authenticate the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered and paid for pursuant to the Certificate Underwriting Agreement, will be legally issued, fully paid and nonassessable obligations of the Trust.

          (vi) The direction by CFSC to the Indenture Trustee to authenticate the Notes has been duly authorized by CFSC, and, when the Notes have been duly executed and delivered by the Owner Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to the Note Underwriting Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (vii) Each of the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Custodial Agreement has been duly authorized, executed and delivered by the Seller, and is a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (viii) The Underwriting Agreements have been duly authorized, executed and delivered by each of the Seller and CFSC.

          (ix) Each of the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Custodial Agreement has been duly authorized, executed and delivered by CFSC and is a legal, valid and binding obligation of CFSC enforceable against CFSC in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (x) Neither the transfer of the Receivables from CFSC to the Seller, nor the transfer of the Receivables from the Seller to the Trust, nor the assignment of the Trust Estate to the Trust, nor the assignment by the Seller of its right, title and interest in the Purchase Agreement to the Trust, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery of the Underwriting Agreements, the Purchase Agreement, the Trust Agreement, the Sale and

     Servicing Agreement or the Custodial Agreement by the Seller, nor the execution of the Underwriting Agreements, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement or the Custodial Agreement by CFSC, nor the consummation of any transactions contemplated in the Underwriting Agreements, the Purchase Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Sale and Servicing Agreement or the Custodial Agreement (such agreements, excluding the Underwriting Agreements, being, collectively, the "Basic Documents"), nor the fulfillment of the terms
                        ----- ---------
     thereof by CFSC, the Seller or the Trust, as the case may be, will (x) conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of CFSC or the Seller or, to the best of such counsel's knowledge after due inquiry, of any indenture or other agreement or instrument to which CFSC or the Seller is a party or by which either of them is bound, or (y) result in a violation of or contravene the terms of any statute, order or regulation applicable to CFSC or the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over either of them.

          (xi) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, (3) that could reasonably be expected to materially and adversely affect the performance (A) by CFSC of its obligations under, or the validity or enforceability of, the Underwriting Agreements, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement or the Custodial Agreement, (B) by the Seller of its obligations under, or the validity or enforceability of, the Underwriting Agreements, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement or the Custodial Agreement, or (C) by the Servicer of its obligations under, or the validity or enforceability of, the Sale and Servicing Agreement.

          (xii) To the best knowledge of such counsel, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which CFSC or the Seller is a party or by which either of them is bound, which default is or would have a material adverse effect on the financial condition, earnings, business or properties of CFSC and its subsidiaries, taken as a whole.

          (xiii) The Assignment dated as of the Closing Date from CFSC to the Seller has been duly authorized, executed and delivered by CFSC.

          (xiv) Should CFSC become the debtor in a case under the Bankruptcy Code, if the matter were properly briefed and presented to a court, the court should hold that (1) the transfer of the Receivables by CFSC to the Seller in the manner set forth in the Purchase Agreement would constitute an absolute sale of the Receivables, rather than a borrowing by CFSC secured by the Receivables, and thus (2) the Seller's rights to the Receivables would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

          (xv) Should CFSC become the debtor in a case under the Bankruptcy Code, and the Seller would not otherwise properly be a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, should not order, over the objection of the Certificateholders or the Noteholders, the substantive consolidation of the assets and liabilities of the Seller with those of CFSC based on any legal theories currently subscribed to by federal courts exercising bankruptcy jurisdiction.

          (xvi) Such counsel is familiar with the Servicer's standard operating procedures relating to the Servicer's acquisition of a perfected first priority security interest in the equipment financed by the Servicer pursuant to equipment installment sale contracts in the ordinary course of the Servicer's business. Assuming that the Servicer's standard procedures have been followed with respect to the perfection of security interests in the Financed Equipment (and such counsel has no reason to believe that such procedures have not been followed), the Servicer has acquired or will acquire a perfected first priority security interest in the Financed Equipment.

          (xvii) The Purchase Agreement grants to the Seller a valid security interest in CFSC's rights in the Receivables and the proceeds thereof. The Sale and Servicing Agreement grants to the Trust a valid security interest in the Seller's rights in the Receivables and the proceeds thereof. The Indenture grants to the Indenture Trustee a valid security interest in the Trust's rights in the Receivables and the proceeds thereof.

          (xviii) The Receivables are chattel paper as defined in the UCC.

          (xix) Immediately prior to the sale of the Receivables and the proceeds thereof to the Seller, CFSC had a first priority perfected security interest in the Receivables and the proceeds thereof. Immediately prior to the transfer of the Receivables and the proceeds thereof to the Trust, the Seller had a first priority perfected security interest in the Receivables and the proceeds thereof. Immediately prior to the transfer of the Receivables and the proceeds thereof to the Indenture Trustee, the Trust had a first priority perfected security interest in the Receivables and the proceeds there-of. The Indenture Trustee has a first priority perfected security interest in the Receivables and the proceeds thereof. The opinion covered by this paragraph (xix) shall be subject to customary UCC exceptions and qualifications.

          (xx) The Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Administration Agreement and the Purchase Agreement conform in all material respects with the description thereof contained in the Prospectus and any supplement thereto.

          (xxi) The statements in the Prospectus under the headings "Risk Factors -- Perfection of Interests in Receivables and in Financed Equipment" and "Certain Legal Aspects of the Receivables -- Security Interest in Equipment" to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

          (xxii) The statements contained in the Prospectus and any supplement thereto under the headings "Description of the Notes", "Description of the Certificates" and "Description of the Transfer and Servicing Agreements", insofar as such statements constitute a summary of the Notes, the Certificates, the Indenture, the Administration Agreement, the Sale and Servicing Agreement and the Trust Agreement, are a fair and accurate summary of the matters referred to therein.

          (xxiii) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Basic Documents, except such filings with respect to the transfer of the Receivables to the Seller pursuant to the Purchase Agreement, the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, and such as may be required under state securities or Blue Sky laws of various jurisdictions.

          (xxiv) All actions required to be taken and all filings required to be made under the Act prior to the sale of the Notes have been duly taken or made.

          (xxv) The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").
                               ----------------------

          (xxvi) The Indenture has been duly qualified under the Trust Indenture Act.

          (xxvii) The Seller is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus and the Certificate Underwriting Agreement or of the Notes as contemplated in the Prospectus and the Note Underwriting Agreement become, an "investment company" as defined in the Investment Company Act or a company
     "controlled by" an "investment company" within the meaning of the Investment Company Act.

          (xxviii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

          (xxix) The Registration Statement has become effective under the Act, any required filing of any Preliminary Prospectus and the Prospectus and any supplements thereto pursuant to Rule 424(b) has been or will be made in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations.

          (xxx) Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

          (xxxi) The Trust has been duly formed and is validly existing as a statutory business trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Notes and the Certificates.

          (xxxii) The Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee on behalf of the Trust, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except
     (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (xxxiii) The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Sale and Servicing Agreement, and had at all relevant times, and now has, the power, authority and legal right to acquire, own, sell and service the Receivables.

          (xxxiv) The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Owner Trustee or the Indenture Trustee.

          (xxxv) The Sale and Servicing Agreement has been duly authorized, executed and delivered by the Servicer, and is the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (xxxvi) Neither the execution and delivery of the Sale and Servicing Agreement by the Servicer, nor the consummation of any transactions contemplated in the Underwriting Agreements or the Basic Documents, nor the fulfillment of the terms thereof by the Servicer will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of the Servicer or of any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

          (xxxvii)   To the best knowledge of such counsel, no default
     exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Servicer is a party or by which it is bound, which default is or would have a material adverse effect on the financial condition, earnings, business or properties of the Servicer and its subsidiaries, taken as a whole.

          Such counsel shall also opine as to such other matters as the Underwriters may reasonably request. The opinions set forth in clauses
(xiv), (xv) and (xix) of this Section 7(e) shall be given by Orrick, Herrington & Sutcliffe or such other outside counsel to CFSC, the Seller and the Trust as may be acceptable to the Underwriters.

          (f) The Representative shall have received an opinion addressed to it of Orrick, Herrington & Sutcliffe in its capacity as Special Tax Counsel for the Trust, substantially to the effect that the statements in the Prospectus under the headings "Summary of Terms--Tax Status" (to the extent relating to Federal income tax consequences) and "Certain Federal Income Tax Considerations" accurately describe the material Federal income tax consequences to holders of the Securities, and the statements in the Prospectus under the heading "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Securities under ERISA. Orrick, Herrington & Sutcliffe, in its capacity as Special Counsel to the Trust, shall have delivered an opinion with respect to the characterization of the transfer of the Receivables.

          (g) The Representative shall have received an opinion addressed to it of Tuke, Yopp & Sweeney in its capacity as Special Tennessee Tax Counsel for the Trust, substantially to the effect that the statements in the Prospectus under the heading

"Summary of Terms--Tax Status" (to the extent relating to Tennessee income tax consequences) and in the Prospectus under the heading "Certain State Income Tax Considerations" accurately describe the material income tax consequences in the State of Tennessee to holders of the Securities.

          (h) The Representative shall have received an opinion addressed to it of Skadden, Arps, Slate, Meagher & Flom in its capacity as Special Counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Securities and such other related matters as the Representative shall require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (i) The Representative shall have received an opinion addressed to it, the Seller and the Servicer of The Law Department of the Indenture Trustee, and such other counsel acceptable to the Representative and its counsel, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, substantially to the effect that:

          (i) The Indenture Trustee is a national banking association duly organized and validly existing under the Federal law of the United States of America.

          (ii) The Indenture Trustee has the full corporate trust power to accept the office of trustee under the Indenture and to enter into and perform its obligations under the Indenture, the Sale and Servicing Agreement, the Custodial Agreement and the Administration Agreement.

          (iii) The execution and delivery of the Indenture, the Custodial Agreement and the Administration Agreement and the acceptance of the Sale and Servicing Agreement and the performance by the Indenture Trustee of its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Indenture Trustee and each has been duly executed and delivered by the Indenture Trustee.

          (iv) The Indenture, the Sale and Servicing Agreement, the Custodial Agreement and the Administration Agreement constitute valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms under the laws of the State of New York and the Federal law of the United States of America.

          (v) The execution and delivery by the Indenture Trustee of the Indenture, the Custodial Agreement and the

     Administration Agreement and the acceptance of the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any New York or United States Federal governmental authority, other than the filing of Form T-1 under the Trust Indenture Act.

          (vi) Each of the Notes has been duly authenticated by the Indenture Trustee.

          (vii) Neither the consummation by the Indenture Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture, the Custodial Agreement or the Administration Agreement, nor the fulfillment of the terms thereof by the Indenture Trustee, will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of the Indenture Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Indenture Trustee is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Indenture Trustee of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indenture Trustee.

          (viii) To the best of such counsel's knowledge and belief, there is no action, suit or proceeding pending or threatened against the Indenture Trustee (as trustee under the Indenture or in its individual capacity) before or by any governmental authority that if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture, the Sale and Servicing Agreement or the Administration Agreement.

          (ix) The execution, delivery and performance by the Indenture Trustee of the Sale and Servicing Agreement, the Indenture, the Custodial Agreement and the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof, to any liens that are unrelated to the transactions contemplated in such Agreements.

          (j) The Representative shall have received an opinion addressed to it, the Seller and the Servicer of Pryor, Cashman, Sherman & Flynn, counsel to the Owner Trustee, and such other counsel acceptable to the Representative and its counsel, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, when taken together, substantially to the effect that:

          (i) The Owner Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware.

          (ii) The Owner Trustee has full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

          (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Custodial Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

          (iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Custodial Agreement and the Administration Agreement constitute valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms under the laws of the State of New York and the State of Delaware and the Federal law of the United States of America.

          (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Custodial Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States Federal governmental authority having jurisdiction over the trust power of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

          (vi) The Owner Trustee has duly executed, authenticated and delivered the Certificates, and has duly executed and delivered the Notes, issued on the Closing Date on behalf of the Trust.

          (vii) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Sale and Servicing Agreement, the Indenture, the Custodial Agreement and the Administration Agreement and the performance by the Owner Trustee of its obligations thereunder, do not conflict with, result in a breach or violation of or constitute a default under, the Articles of Association or By-laws of the Owner Trustee.

          (k) The Representative shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of the Seller and the Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Seller or the Servicer, as the case may be, contained in the Trust Agreement, Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct, that the Seller or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) no material adverse change in or affecting particularly the business or properties of the Trust, the Seller, or the Servicer has occurred.

          (l) The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, the Custodian, on behalf of the Seller, the Trust and the Indenture Trustee has taken possession of the applicable Receivables reflecting the transfer of the interest of CFSC in such Receivables and the proceeds thereof to the Seller, and the transfer of the interest of the Seller in such Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in such Receivables and the proceeds thereof to the Indenture Trustee.

          (m) The Class A-1 Notes shall have been rated "A-1+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "P-1" by Moody's Investors Service, Inc., the Class A-2 Notes shall have been rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc. and the Class A-3 Notes shall have been rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc.

          (n) The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued by the Seller or any of its affiliates or by any trust established by the Seller or any of its affiliates.

          (o) On the Closing Date, $14,876,157 aggregate principal amount of the Certificates shall have been issued and sold.

          The Seller will provide or cause to be provided to the Representative such conformed copies of such opinions, certificates, letters and documents as it reasonably requests.

          8.   Indemnification and Contribution.  (a)  The  Seller and CFSC
               --------------------------------
will jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act as follows: against any losses, claims, damages, liabilities or expenses, joint or several, to which any such Underwriter or person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller or CFSC; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim; provided, however, that the Seller and CFSC shall not be
                 --------  -------
liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Seller by the Representative on behalf of the Underwriters expressly for use in the Prospectus as amended or supplemented relating to such Securities; and provided, further, that the Seller and CFSC shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus or Prospectus Supplement to the extent that any such loss, claim, damage, liability or expense results from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or Prospectus Supplement (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Seller has previously furnished copies thereof to such Underwriter.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Seller and CFSC against any losses, claims, damages, liabilities or expenses to which the Seller and CFSC may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Seller or CFSC by such Underwriter expressly for use therein, and will reimburse the Seller and CFSC for any legal or other expenses reasonably incurred by the Seller and CFSC in connection with investigating or defending any such action or claim.

          In addition, MLPF&S agrees to indemnify and hold harmless the Seller and CFSC against any losses, claims, damages, liabilities or expenses to which the Seller and CFSC may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets distributed by MLPF&S and filed in a Form 8-K pursuant to Section 5(n); provided, however, that MLPF&S shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement contained in any Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets in reliance upon and in conformity with
(x) information furnished to MLPF&S by the Seller or (y) information contained in the Registration Statement or any Preliminary Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto other than written information furnished to the Seller or CFSC by MLPF&S expressly for use therein, and will reimburse the Seller and CFSC for any legal or other expenses reasonably incurred by the Seller and CFSC in connection with investigating or defending any such action or claim.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Seller and CFSC on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage, liability or expense (or action in respect thereof) relates. If, however, the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein or if the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller and CFSC on the one hand and the contributing Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Seller and CFSC on the one hand and the contributing Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Seller and CFSC bear to the total commissions or discounts received by the contributing Underwriter in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Seller and CFSC on the one hand or by the contributing Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Seller and CFSC and the contributing Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection
(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by or through such Underwriter were sold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Seller and CFSC under this Section 8 shall be in addition to any liability which the Seller and CFSC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and each Underwriter's obligations under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Seller and CFSC and to each person, if any, who controls the Seller or CFSC within the meaning of the Act.

          9.   Defaults of Underwriters.  If any Underwriter or
               ------------------------
Underwriters default in their obligations to purchase the Notes hereunder on the Closing Date and the aggregate principal amount of the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representative may make arrangements satisfactory to the Representative and the Seller for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If an Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to such default or defaults exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Representative and the Seller for the purchase of such Notes by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in Section 11. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          10.  No Bankruptcy Petition.  Each Underwriter and  CFSC
               ----------------------
covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

          11.  Survival of Representations and Obligations.  The respective
               -------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Seller or CFSC or any of their officers and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation or statement as to the results thereof made by or on behalf of any Underwriter or of the Seller or any of their respective representatives, officers or directors or any controlling person, and (iii) delivery of and payment for the Notes.
If for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 6 and the respective obligations of the Seller and the Underwriters pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii),
(iv) or (v) of Section 7(d)), the Seller will reimburse any Underwriter, upon demand, for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Notes. Nothing contained in this Section 11 shall limit the recourse of the Seller against the Underwriters.

          12.  Notices.  All communications hereunder will be in writing
               -------
and if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention: Robert Flanigan; if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at Caterpillar Financial Funding Corporation, Greenview Plaza, 2950 East Flamingo Road, Suite E-4, Las Vegas, Nevada 89121, Attention:
Secretary; if sent to CFSC, will be mailed, delivered or telegraphed, and confirmed to it at Caterpillar Financial Services Corporation, 3322 West End Avenue, Nashville, Tennessee 37203-0983, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8
- --------  -------
will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

          13.  Computational Materials.  Each Underwriter (other than
               -----------------------
MLPF&S) represents and warrants to the Seller that it has not and will not use any information that constitutes Computational Materials, as defined in the Kidder/PSA Letter, or ABS Term Sheets, Structural Term Sheets or Collateral Term Sheets, as defined in the PSA Letter, in connection with the offering of the Securities.

          14.  Successors.  This Agreement will inure to the benefit of and
               ----------
be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligations hereunder. No purchaser of Notes from any Underwriter shall be deemed to be a successor of such Underwriter merely because of such purchase.

          15.  Representation.  The Representative will act for the several
               --------------
Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all of the Underwriters.

          16.  Counterparts.  This Agreement may be executed in any number
               ------------
of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          17.  Applicable Law.  This Agreement will be governed by, and
               --------------
construed in accordance with, the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller, CFSC and the several Underwriters in accordance with its terms.

                                   Very truly yours,

                                   CATERPILLAR FINANCIAL FUNDING
                                     CORPORATION


                                   By:/s/ Scott E. Harris
                                      _____________________
                                      Name: Scott E. Harris
                                      Title: President


                                   CATERPILLAR FINANCIAL
                                     SERVICES CORPORATION


                                   By:/s/ Frank C. Carder
                                      ______________________
                                      Name: Frank C. Carder
                                      Title: Treasurer


The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first written above.

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
on behalf of itself and as
Representative of the several
Underwriters


By: /s/ Robert W. Flanigan
   ________________________
   Name: Robert W. Flanigan
   Title: Vice President

                                                                      SCHEDULE I



                            Principal           Principal           Principal
                            Amount of           Amount of           Amount of
   Underwriter            Class A-1 Notes      Class A-2 Notes    Class A-3
   -----------            ---------------      ---------------    ---------
   Notes
   -----

   Merrill Lynch, Pierce . . .$29,000,000       $47,000,000         $45,021,000
    Fenner & Smith
    Incorporated

   Goldman, Sachs & Co.  . . .$28,000,000       $46,000,000         $44,000,000

   UBS Securities LLC . . . . $28,000,000       $46,000,000         $44,000,000
                               ----------        ----------          ----------

        Total                 $85,000,000       $139,000,000        $133,021,000
                                                ------------
                              ============      ============         ===========

                                                                  EXHIBIT A


     THIS TERM SHEET CONTAINS STRUCTURAL AND COLLATERAL INFORMATION WITH RESPECT TO THE NOTES AND THE CERTIFICATES; HOWEVER, THIS TERM SHEET DOES NOT CONTAIN COMPLETE INFORMATION WITH RESPECT TO THE OFFERING OF THE NOTES AND THE CERTIFICATES. THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. ADDITIONAL INFORMATION WILL BE CONTAINED IN THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. PURCHASERS ARE URGED TO READ BOTH THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     THIS TERM SHEET SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. SALES OF THE NOTES AND THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.